EXHIBIT 32

                        SECTION 13a-14(b) CERTIFICATION

                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350
                            AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


The undersigned officers certify that this report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Leisure Direct, Inc.

A signed original of this written statement required by Section 906 has been provided to Leisure Direct, Inc. and will be retained by Leisure Direct, Inc. and furnished to the Securities and Exchange
Commission or its staff upon request.


Dated: November 16, 2004                    Name: /s/ John R. Ayling
       ------------------                   ------------------------------
                                            Title: Chief Executive Officer


Dated: November 16, 2004                    Name: /s/ Michael Slates
       ------------------                   ------------------------------
                                            Title: Chief Financial Officer